UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): August 9, 2011

NANOPHASE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-22333

Delaware	36-3687863
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1319 Marquette Drive, Romeoville, Illinois 60446

(Address of Principal Executive Offices, Including Zip Code)

(630) 771-6700

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to Security Holders

The 2011 Annual Meeting of Stockholders of the Company was held on August 9, 2011. The proposals submitted to stockholders and final results of the voting were as follows:

1)	The stockholders voted to re-elect three Class II directors to the Company’s Board of Directors. Results of the voting were as follows:

Directors	For	Authority Withheld	Abstentions	Broker Non-Votes
Jess A. Jankowski	8,269,645	227,933	—	8,492,973
Richard W. Siegel, Ph.D.	7,692,772	804,806	—	8,492,973
W. Ed Tyler	8,304,685	192,893	—	8,492,973

James A. Henderson, James A. McClung, Ph.D., Jerry K. Pearlman, George A. Vincent, III, and R. Janet Whitmore continued their terms of office as directors of the Company after the 2011 Annual Meeting of Stockholders.

2)	The stockholders voted to ratify the appointment by the Company’s Audit and Finance Committee of McGladrey & Pullen, LLP as the independent auditors of the Company’s financial statements for the year ended December 31, 2011. Results of the voting were as follows:

For	Against	Abstentions	Broker Non-Votes
16,621,640	344,146	24,765	—

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 9, 2011, before the start of the 2011 Annual Meeting of Stockholders of the Company, the Board of Directors of the Company met and Mr. Donald S. Perkins, Chairman of the Board of the Company since 1999, notified the Board that for personal reasons he wished to retire from the Board of Directors effective immediately. The other Directors thanked Mr. Perkins for his wisdom and dedicated service to the Company and its Stockholders. The Directors then elected Mr. James A. Henderson, a Director since 2001, as Chairman of the Board of Directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nanophase Technologies Corporation

Date: August 9, 2011	By:	/S/ FRANK CESARIO
FRANK CESARIO
Chief Financial Officer